NATIONAL COOPERATIVE BANK
               EXECUTIVE LONG-TERM INCENTIVE PLAN



I.   Purpose

     The purpose of this National Cooperative Bank (the "Bank") Executive Long-Term Incentive Plan (the "Plan") is to provide incentive compensation to certain key executives of the Bank. Such deferred compensation shall be based on the award of Performance Units, the value of which is related to the profitability of the Bank and the achievement of long-term Bank performance objectives. The objective of the Plan is to foster the achievement of the full range of long-term strategic initiatives approved by the Board of Directors, enhance financial performance by the Bank and share enhanced financial results with accountable executive management.

     The Plan is also intended to foster the retention and as necessary, the recruiting of effective executive talent.

II.  Administration

     The Board of Directors will approve the Plan and any amendments, designate the employees who shall participate in the Plan ("Participants") and determine the Incentive Pool funding formula and the Performance Goals. Subject to the provisions of the Plan, the Executive Committee of the Board (the "Committee") will administer the Plan. The Committee shall have the exclusive power to (i) advise the Board of Directors with respect to the CEO's recommendations on designation of Participants; (ii) review grants of Performance Units and advise the Board of Directors as appropriate; (iii) approve the amount of the Incentive Pool accumulated each year (in accordance with the funding formula); (iv) determine if Performance goals are achieved; (v) set the total number of Performance Units which may be granted and designate the number of authorized Performance Units to be granted to the Chief Executive Officer of the Bank ("CEO"); and (vi) audit the amount and distribution of Awards.

     The CEO shall assist and provide recommendations to the Committee except in the case of grants and Awards made to the CEO.

     The Committee shall have authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine any other conditions subject to which any Awards may be made or payable, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Determinations by the Committee shall be made by majority vote and shall be final and binding on all parties with respect to all matters relating to the Plan. All actions and determinations by the Committee will be reported to the Board.

     The Committee may, at its discretion, designate a Plan Administrator. If so designated, the Plan Administrator shall be responsible for the maintenance of records, preparation of calculations, reports and notifications and such other duties as the Committee may establish.

III. Grants

     Performance Units shall be granted to such key employees of the Bank as the Board shall determine, who shall hereafter be referred to as "Participants". Senior executive officers, which means those executives responsible for the general management of the Bank and accountable for its long-term success, shall be eligible to be designated a Participant to the Committee for endorsement and the Board for approval. The CEO may also recommend other senior officers as eligible to be designated as Participant Designation as a Participant shall be for a specific Performance Period (newly appointed to the eligible group). Any Participant designated for a portion of the Performance Period may receive a pro-rated grant of Performance Units.

     Participants must be employed by the Bank at the end of the Performance Period to receive any Award, except as hereafter specifically provided.

     The Committee shall set the total number for performance Units which may be granted and designate the number of authorized Performance Units to be granted to the CEO. Subject to the endorsement of the Committee, the CEO shall allocate the balance of the authorized Performance Units among the other Participants and shall determine, in consultation with the Committee, the criteria and timing for the allocation of authorized Performance Units. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units may again be awarded under the Plan by the CEO. The Committee, after consultation with the CEO, may terminate the designation of a person as a Participant if the position of such person within the Bank changes to an ineligible position.

IV.  Performance Units

     Performance Units granted to a Participant shall be credited to a Performance Unit Account (the "Account") established and maintained for such Participant. The Account of a Participant shall be the record of Performance Units granted to the Participant under the Plan, is solely for accounting purposes and shall not require a segregation of any Bank assets. Each grant of Performance Units under the Plan to Participant shall be communicated in writing to the Participant within thirty (30) days after the date of grant. Performance Units granted to a Participant are bookkeeping entries only and shall have no value until value is determined by the Committee after the end of the Performance Period.

     In the event of the death, disability, retirement or termination of employment without cause, the number of Performance Units in the Participant's Account may be pro-rated for the portion of the Performance Period during which the Participant participated in the Plan and the balance of the Performance Units shall be canceled.

V.  Incentive Pool Funding

     A pool of funds (the "Incentive Pool") from which Awards earned are to be paid shall be formed during the course of the Performance Period. Annually, the Board shall adopt a financial plan for the Bank which contains a "Return on Equity Goal" calculated after the payment of all incentive Awards and before taxes and contribution to NCB Development Corporation. To the extent this Return on Equity Goal is exceeded, a percent of the excess profit will be used to fund the Incentive Pool. The percent of excess profit available to fund the Incentive Pool will be set at the beginning of the Performance Period by the Committee with the approval of the Board. The percent shall not exceed, thirty- five percent (35/o) of the aggregate excess profit during the performance period and the contribution to the Incentive Pool shall not exceed, in the aggregate over the Performance Period. an amount greater than thirty-five percent (35%) of the cumulative base salaries of the eligible Plan Participants while participants in the Plan.

     The Board at its sole discretion, may also authorize an additional amount to be credited to the Incentive Pool. In the event that the Incentive Pool is invested with the approval of the Committee, any after-tax earnings from such investment will be credited to the Incentive Pool. No participant shall have any right to the Incentive Pool until Awards under the Plan are authorized.

VI.  Performance Period

     The Plan shall operate in sequential cycles over a period of three to five years, as recommended by the CEO and approved by the Board (the "Performance Period"). The first Performance Period will begin January 1, 1997, and expires December 31, 2000.


VII. Performance Measures

     The measures of performance designated as the basis for earning Performance Units shall reflect key Bank objectives consistent with the Bank's Strategic Plan. The performance goals shall be recommended by the CEO to the Committee and approved by the Board.

     Each performance goal shall be objectively and numerically measurable. Each goal shall have a target level of performance which shall equal 100%. A threshold level of performance and a maximum level of performance, expressed as a percent of target, may also be established. Each goal may be weighted, with the weight of all goals totaling 100. Designation of a performance goal by the Board shall not create any contractual right for any Participant.

     At least annually, the CEO shall report to the Board on the Bank's progress in achievement of the long-term performance goals and their continued strategic value and viability. Based upon such report and the recommendations of the Committee, the Board, at its sole discretion, may modify the performance goals to reflect such changes in Bank strategy or circumstances as the Board deems appropriate.


VIII. Goal Achievement

      At the conclusion of a Performance Period, the level of achievement of the goals shall be calculated. If a goal was achieved at or above the threshold percentage, the percent of achievement, up to the maximum level, is multiplied times the goal weight to calculate the points earned. The sum of the points earned for each goal will be calculated; however, the total points earned from all goals may not exceed 100 points.

IX.   Valuation of Performance Units

      For all purposes of the Plan, the value of a Pe   rformance  Unit (the
      "Unit Value") as of the end of the Performance Period shall be determined by the Committee.

      The Incentive Pool, if any, is divided by the number of Performance Units granted to calculate a Gross Unit Value. The Gross Unit Value is then multiplied by the percentage of goal achievement, up to 100, to calculate the Unit Value of a Performance Unit.

X.    Payment of Performance Units

      (a) The Participant shall be entitled to receive from the Bank the Unit Value, with respect to each Performance Unit in the Participant's Account as determined by the Committee pursuant to Section IX.

      (b) Payment to a Participant of the amount set forth in paragraph (a) next above for Performance Units shall be made in cash in a lump sum within 120 days following the end of the Performance Period, unless deferred under the terms of the Bank's Deferred Compensation Plan.
      Any amount remaining in the Incentive Pool after required amounts are paid to Participants, or are deferred under the Bank's Deferred Compensation Plan, shall be eliminated from the Incentive Pool.

      (c) Notwithstanding any other provision of the Plan, all rights to any payments hereunder to a Participant will be discontinued and forfeited, and the Bank will have no further obligation hereunder to such Participant, if any of the following circumstances occur:

         (i) The Participant voluntarily terminates employment prior to the end of the Performance Period;

         (ii) The Participant discharged from employment with the Bank for cause.

     The Committee shall have sole discretion with respect to the application of the provisions of this paragraph and such exercise of discretion shall be conclusive and binding upon the Participant, and all other persons.

XI.  Nontransferability

     During the lifetime of the Participant, Performance Units granted under
     the Plan, and any   rights and privileges pertaining thereto, may not be
     transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Provided, however, that if the Participant becomes incompetent payment of any amount due under the Plan may be made to a guardian or other person duly authorized by law to administer the Participant's assets. In the event of a Participant's death, payment of any amount due under the Plan shall be made to the duly appointed and qualified executor, trustee, or other personal representative of the Participant to be distributed in accordance with the Participant's will, trust agreement, or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six
     (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

XII.  Withholding

      The Bank shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such Awards.

XIII. Amendment to the Plan

      The Board may alter or amend the Plan from time to time. Except as required by law, no amendment to the Plan may alter, impair or reduce the Incentive Pool or the number of Performance Units granted under the Plan prior to the effective date of such amendment without the written consent of any affected Participant.

XIV.  Effectiveness and Terms of the Plan

      The effective date of the Plan shall be January 1, 1997. The Board may terminate the Plan effective as of the end of any Performance Period.

XV.   Government and Other Regulations

      The obligation of the Bank to make payment of Awards shall be subject to all applicable laws, rules, and regulations and to such approvals by any government agencies as may be deemed necessary or appropriate by the Committee.

XVI.  Indemnification

      Each person who is or who at any time serves as a member of the Committee shall be indemnified and held harmless by the Bank against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgement in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Bank an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or bylaws of the Bank as a matter of law, or otherwise, or any power that the Bank may have to indemnify such person or hold such person harmless.

XVII. Reliance on Reports

      Each member of the Board and each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Bank and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

XVIII. Governing Law

       All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the District of Columbia, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

XIX.   Relationship to Other Benefits

       No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement. profit sharing, or group insurance plan of the Bank.

XX.    Expenses

       The expenses of implementing and administering this Plan shall be borne by the Bank.

XXI.   Miscellaneous Provisions

       (a)  No employee or other person shall have any claim or right to be
       granted an Award under the Plan.   Neither the Plan nor any action
       taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Bank.

       (b) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Bank for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Bank by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Bank with respect to any rights under the Plan. Investment of any funds of the Bank for the benefit of the Investment Pool is for bookkeeping purposes only and neither such investment nor the earnings therein shall constitute a segregation of assets from general assets of the Bank.

       (C) Except when otherwise required by the context any masculine terminology in this document include the feminine, and any singular terminology shall include the plural.